Exhibit 10.3

INCENTIVE STOCK OPTION AGREEMENT

FIBERNET TELECOM GROUP, INC.

This Incentive Stock Option Agreement (the “Agreement”) is entered into as of August 17, 2006 (the “Grant Date”) by and between FiberNet Telecom Group, Inc., a Delaware corporation (the “Company”), and the individual set forth on the signature page hereto (the “Optionee”).

W I T N E S S E T H:

WHEREAS, the Company has granted to the Optionee, effective as of the date of this Agreement, an option to purchase common stock of the Company, par value of $0.001 per share (the “Shares”), under the Company’s 2003 Equity Incentive Plan (as amended, the “Plan”).

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the Company and the Optionee hereby agree as follows:

1. Plan.

The Options are subject to all the terms and conditions set forth in the Plan, which is hereby incorporated by reference. The Optionee acknowledges he or she has read and understands the Plan and he or she agrees to be bound by the terms of the Plan. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan. In the event of an express conflict between any term or provision of this Agreement and those of the Plan, the terms and provisions of the Plan shall control. Any term or condition that the Agreement is silent shall be governed and administered in accordance with the terms of the Plan. A copy of the Plan is attached hereto as Exhibit A.

2. Grant of Options.

Subject to the terms and conditions of the Agreement and the Plan, the Company hereby grants to the Optionee an incentive stock option (individually, “ISO” and collectively, the “Options”) to purchase all or part of a designated number of Shares at an Option Price, effective as of the Grant Date. The number of Shares and the Option Price are set forth on Schedule 1 attached hereto, subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares.

3. Date Options Become Exercisable.

(a) Subject to the terms and conditions of this Agreement and the Plan, the Options become exercisable by the Optionee in accordance with the cumulative vesting schedule set forth on Schedule 1 attached hereto; provided, that the Options may not be exercised for fractional Shares.

(b) Notwithstanding the terms of paragraph 3(a), the following provisions shall govern:

(i) Death, Disability and Retirement. In the event that the Optionee’s employment with the Company and/or any Affiliate or Subsidiary terminates by reason of death, Disability or Retirement, the exercisability of the Options shall accelerate and become fully exercisable as of the date of such death, Disability or Retirement.

(ii) Change of Control. If a Change of Control occurs, the exercisability of the Options shall accelerate and become fully exercisable as of the effective date of such Change of Control; provided, that the Optionee expressly acknowledges that, pursuant to the terms of Section 14 of the Plan, the Board of Directors of the Company may determine whether a Change of Control will have occurred.

(iii) Discretion of Administrator. At the sole discretion of the Administrator, the exercisability of the Options shall accelerate and become fully exercisable.

4. Option Term.

(a) Subject to earlier termination as provided below in this paragraph 4, the term of the Options shall be for a ten-year period, beginning on the Grant Date and ending on the tenth anniversary of the Grant Date or, if the Optionee owns as of the date hereof more than 10% of the total combined voting power of all classes of capital stock of the Company or an Affiliate, five years from the date of this Agreement, but shall be subject to earlier termination as provided herein or in the Plan (the “Expiration Date”).

(b) Termination for Cause. In the event that the Optionee’s employment with the Company and/or any Affiliate or Subsidiary terminates for Cause, the Options shall expire immediately upon notification of such termination for Cause and all rights to purchase Shares hereunder shall cease.

(c) Death, Disability and Retirement. In the event that the Optionee’s employment with the Company and/or any Affiliate or Subsidiary terminates by reason of death, Disability or Retirement the Options shall remain exercisable until the earlier of the Expiration Date or 12 months after the date of such termination; provided, however, in the case of Retirement, 90 days after the date of such termination. In the case of the Optionee’s death, the Optionee’s beneficiary or estate may exercise the Options.

(d) Other Termination. In the event that the Optionee’s employment with the Company and/or any Affiliate or Subsidiary terminates for any reason other than death, Disability, Retirement or for Cause, to the extent that the Options have vested and are then exercisable (determined in accordance with paragraph 3 above), the Options shall remain exercisable until the earlier of the Expiration Date or 90 days from the date of such termination.

(e) Notwithstanding the foregoing provisions of this paragraph 4, in no event may the Option be exercised later than the Expiration Date.

5. Adjustments.

(a) The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to Shares subject to Options, the Option Price and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

(b) Adjustments under this paragraph 5 shall be made by the Administrator, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. In computing any adjustment under this paragraph 5, any fractional Share that might otherwise become subject to an Option shall be eliminated.

6. Non-transferability of Options.

The Options shall not be assigned, transferred or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Options may be exercised only by the Optionee (or, in the event of legal incapacity or incompetency, by the

Employee’s guardian or representative). Transfer of the Options by will or by the laws of descent and distribution shall not be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will or such other evidence as the Administrator may deem necessary to establish the validity of the transfer and the acceptance by the transferees of the terms and conditions of such Options. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Options contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Options shall be null and void and without effect.

7. Method of Exercise.

(a) The Options shall be exercised by a written notice delivered to the Company in substantially the form of Exhibit B attached hereto at the address provided below in paragraph 13, or such other address designated by the Company, specifying the number of Shares to be purchased and tendering payment in full for such Shares. Payment may be tendered by any one of the following methods, or combination thereof:

(i) in cash or by certified check, cashier’s check or teller’s check,

(ii) at the discretion of the Administrator, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total purchase price,

(iii) at the discretion of the Administrator, by withholding Shares that otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total purchase price,

(iv) at the discretion of the Administrator, by tendering other Awards payable under the Plan,

(v) at the discretion of the Administrator, by cashless exercise through delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of proceeds from a sale of shares having a Fair Market Value equal to the purchase price, or

(vi) at the discretion of the Administrator, by a combination of (i), (ii), (iii) and/or (iv).

(b) In the event all or part of the purchase price is paid in Shares, any excess of the value of such Shares over the purchase price will be returned to the Optionee as follows: (i) any whole Share remaining in excess of the purchase price will be returned in kind, and may be represented by one or more Share certificates, and (ii) any fractional Share remaining in excess of the Option Price will be returned in cash.

8. Taxes.

(a) The Optionee acknowledges that any income or other taxes due from him or her with respect to the Options or the Shares issuable pursuant to the Options shall be the Optionee’s responsibility.

(b) In the event of a Disqualifying Disposition (as defined in paragraph 14 below) or if any portion of the Options are converted into a Nonqualified Stock Option and such Nonqualified Stock Option is exercised, the Optionee agrees that the Company may withhold from the Optionee’s remuneration, if any, the minimum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person’s gross income.

Payment of such withholding requirements may be made, (i) in cash, (ii) by delivery of Shares registered in the name of the Optionee, (iii) by the Company withholding Shares subject to the exercised Option that have a Fair Market Value at the date the tax is to be determined equal to the minimum statutory total tax which would be required to be withheld or (iv) any combination of (i), (ii) and (iii) above. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee’s remuneration sufficient to satisfy the Company’s income tax withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount under-withheld.

9. Issuance of Optioned Stock.

(a) Issuance of Shares. The Company shall not be required to issue or deliver any Shares purchased upon exercise of the Options, or any portion thereof, prior to fulfillment of each of the following applicable conditions:

(i) the obtaining of any approval or other clearance from any federal or state governmental agency that the Administrator shall, in its sole discretion, determine to be necessary or advisable; and

(ii) the lapse of such reasonable period of time following the exercise of the Options as the Administrator from time to time may establish for reasons of reasonable administrative convenience.

(b) Compliance with Securities and Other Laws. In no event shall the Company be required to sell, issue or deliver Shares pursuant to this Agreement if, in the opinion of the Administrator, the issuance thereof would constitute a violation by either the Optionee or the Company of any provision of any law or regulation of any governmental authority or any securities exchange. As a condition of any sale or issuance of Shares pursuant to the Options, the Company may place legends on the Shares, issue stop-transfer orders and require such agreements or undertakings from the Optionee as the Company may deem necessary or advisable to assure compliance with any such law or regulation, including, if the Company or its counsel deems it appropriate, representations from the Optionee that the Optionee is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares acquired by the Optionee will be made unless registered pursuant to applicable federal and state securities laws or unless, in the opinion of counsel to the Company, such registration is unnecessary.

10. Conditions of Forfeiture.

(a) The Option shall be subject to the following forfeiture conditions, to which the Optionee, by accepting the Options granted hereunder, agrees. If a Forfeiture Event (as defined below) occurs, then:

(i) The unexercised portion of any Option, whether or not vested, will be immediately forfeited and canceled; and

(ii) The Optionee will be obligated to repay to the Company, in cash, within five business days after demand by the Company, the total amount of Award Gain (as defined below) realized by the Optionee upon each exercise of an Option that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Optionee was employed by the Company or an Affiliate or Subsidiary, or (B) the date that is six months prior to the date the Optionee’s employment with the Company or an Affiliate or Subsidiary terminated, if the Forfeiture Event occurred after the Optionee ceased to be so employed. The term “Award Gain” shall mean the product of (X) the Fair Market Value per Share on the date of exercise (without regard to any subsequent change in the market price of shares) minus the Option Price times (Y) the number of Shares as to which the Option was exercised at that date.

(b) The forfeitures specified above will be triggered upon the occurrence of any one of the following “Forfeiture Events” at any time during the Optionee’s employment with the Company or an Affiliate or Subsidiary and during the one-year period following termination of such employment:

(i) Non-Solicitation. The Optionee, for his or her own benefit or for the benefit of any other person, company or entity, directly or indirectly, (A) induces or attempts to induce or hires or otherwise counsels, induces or attempts to induce or hire or otherwise counsel, advise, encourage or solicit any person to leave the employment of or the service for the Company or any Affiliate or Subsidiary, (B) hires or in any manner employs or retains the services of any individual employed by or providing services to the Company or any Affiliate or Subsidiary as of the date of his or her termination of employment, or employed by or providing services to the Company or any Affiliate or Subsidiary subsequent to such termination, (C) solicits, pursues, calls upon or takes away, any of the customers of the Company or any Affiliate or Subsidiary, (D) solicits, pursues, calls upon or takes away, any potential customer of the Company or any Affiliate or Subsidiary that has been the subject of a bid, offer or proposal by the Company or any Affiliate or Subsidiary, or of substantial preparation with a view to making such a bid, proposal or offer, within six (6) months prior to such Optionee’s termination of employment with the Company or any Affiliate or Subsidiary, or (E) otherwise interferes with the business or accounts of the Company or any Affiliate or Subsidiary.

(ii) Non-Competition. The Optionee engages in Competition (as defined below) with the Company or any Affiliate or Subsidiary in any locality or region of the United States in which the Company or any Affiliate or Subsidiary had operations at the time of, or within six (6) months prior to, the termination of the Optionee’s employment with the Company or any Affiliate or Subsidiary, or in which, during the six (6) month period prior to the termination of the Optionee’s employment with the Company or any Affiliate or Subsidiary, the Company or any Affiliate or Subsidiary had made substantial plans with the intention of establishing operations in such locality or region; provided that, it shall not be a violation of this provision for the Optionee to become the registered or beneficial owner of up to five percent (5%) of any class of the capital stock of a competing corporation registered under the Exchange Act, provided that the Optionee does not actively participate in the business of such corporation until the one-year period following the Optionee’s termination ends. For purposes of this Agreement, “Competition” means the Optionee engages in, or otherwise directly or indirectly is employed by or acts as a consultant or lender to, or is a director, officer, employee, principal, agent, stockholder, member, owner or partner of, or permits the Optionee’s name to be used in connection with, the activities of any other business or organization anywhere in the United States that directly or indirectly designs, develops, operates, builds or manufactures in-building communications transmission networks, or any other business of the Company or any Affiliate or Subsidiary at any time during or following the Optionee’s employment with the Company or any Affiliate or Subsidiary.

(iii) Confidential Information. The Optionee discloses to any person or entity or makes use of any Confidential Information (as defined below) for his or her own purpose or for the benefit of any person or entity, except as may be necessary in the ordinary course of employment with or other service to the Company or any Affiliate or Subsidiary. Such “Confidential Information” of the Company or any Affiliate or Subsidiary, includes, but is not limited to, the design, development, operation, building or manufacturing of in-building communications transmission networks, the identity of the Company’s or any Affiliate’s or Subsidiary’s customers, the identity of representatives of customers with whom the Company or any Affiliate or Subsidiary has dealt, the kinds of services provided by the Company or any Affiliate or Subsidiary to customers and offered to be performed for potential customers, the manner in which such services are performed or offered to be performed, the service needs of actual or prospective customers, pricing information, information concerning the creation, acquisition or disposition of products and services, customer maintenance listings, computer software and hardware applications and other programs, personnel information, information identifying, relating to or concerning investors in the Company or any Affiliate or Subsidiary, joint venture partners of the Company or any Affiliate or Subsidiary, business partners of the Company or any Affiliate or Subsidiary or other entities providing financing to the Company or any Affiliate or Subsidiary, real estate and leasing opportunities, communications and telecommunications operations and processes, zoning and licensing matters, relationships with, or matters involving, landlords and/or property owners, and other trade secrets.

(c) The Administrator may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this paragraph 10, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company.

11. Lock-Up Agreement.

The Optionee agrees, if requested by the Company and an underwriter of Shares (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Shares (or other securities) of the Company held by the Optionee during the one hundred eighty (180) day period following the effective date of a registration statement filed under the Exchange Act, without the prior consent of the Company or such underwriter, as the case may be.

12. Right of Setoff.

The Company or any Affiliate or Subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or an Affiliate or Subsidiary may owe to the Optionee from time to time, including amounts (a) payable in connection with any Award granted under the Plan, or (b) owed as wages, fringe benefits, or other compensation owed to the Optionee, such amounts as may be owed by the Optionee to the Company or an Affiliate or Subsidiary, although the Optionee shall remain liable for any part of the Optionee’s payment obligation not satisfied through such deduction and setoff.

13. Option Is Intended To Be An ISO.

The parties each intend that the Options be an ISO so that the Optionee may qualify for the favorable tax treatment provided to holders of Options that meet the standards of Section 422 of the Code. Any provision of this Agreement or the Plan which conflicts with the Code so that these Options would not be deemed an ISO is null and void and any ambiguities shall be resolved so that the Options qualify as an ISO. Nonetheless, if the Options are determined not to be an ISO, the Optionee understands that neither the Company nor any Affiliate is responsible to compensate him or her or otherwise make up for the treatment of the Options as a Nonqualified Stock Option and not as an ISO. The Optionee should consult with the Optionee’s own tax advisors regarding the tax effects of the Options and the requirements necessary to obtain favorable tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements.

14. Notice To Company Of Disqualifying Disposition.

The Optionee agrees to notify the Company in writing within 10 days after the Optionee makes a Disqualifying Disposition of any of the Shares acquired pursuant to the exercise of the Options. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such Shares before the later of (a) two years after the date the Optionee was granted the Options or (b) one year after the date the Optionee acquired Shares by exercising the Option, except as otherwise provided in Section 424(c) of the Code. If the Optionee has died before the Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

15. Notices.

All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to the Company, to:

FiberNet Telecom Group, Inc.

570 Lexington Avenue

New York, New York 10022

Attention: General Counsel

If to the Optionee, to the last address on record at the Company;

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date sent), (ii) in the case of internationally-recognized overnight courier, on the next business day after the date sent, and (iii) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent).

16. General Provisions.

(a) No Obligation to Maintain Relationship. The Company is not by the Plan or this Agreement obligated to continue the Optionee as an employee, director or consultant of the Company or an Affiliate or Subsidiary. The Optionee acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Options is a one-time benefit which does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options; (iii) that all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of Shares subject to Options to be issued, the Option Price, and the time or times when each share shall vest, will be at the sole discretion of the Company; (iv) that the Optionee’s participation in the Plan is voluntary; (v) that the value of the Options is an extraordinary item of compensation which is outside the scope of the Optionee’s employment contract, if any; and (vi) that the Options are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(b) Undertaking by Optionee. The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may, in its discretion, deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement and the Plan.

(c) Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the Company and upon persons who acquire the right to exercise the Option granted hereunder by will or through the laws of descent and distribution, or as otherwise permitted under this Agreement.

(d) Singular, Plural, Gender. Whenever used herein, except where the context clearly indicates to the contrary, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

(e) Headings. Headings of the paragraphs contained in this Agreement are inserted for convenience and reference and shall not be used in interpreting or construing the terms and provisions of the Agreement.

(f) Rights as Stockholder. An Optionee shall have no rights as a stockholder with respect to any Shares subject to the Options until registration of the Shares in the Company’s share register in the name of the Optionee. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

(g) Disclosure of Information. The Optionee acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Optionee any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination of the employment of the Optionee by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

(h) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior or written or oral negotiations, commitments, representations and agreements with respect thereto.

(i) Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may be modified or amended as provided in the Plan. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

(j) Severability. In the event any one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, such provision or provisions shall be automatically deemed amended, but only to the extent necessary to render such provision or provisions valid, legal and enforceable in such jurisdiction, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

(k) Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in the State of New York and agree that such litigation shall be conducted in the courts of New York, New York or the federal courts of the United States for the District of New York.

IN WITNESS WHEREOF, the Company and the Optionee, as indicated below, have executed this Agreement as of the Grant Date.

FIBERNET TELECOM GROUP, INC.

By:
Name:
Title:

OPTIONEE

By:
Name:

Schedule 1

OPTIONS

Total number of Options:

Option price: $

Vesting schedule:

Number of Shares	Exercise Date
On or after 1st anniversary of Grant Date
On or after 2nd anniversary of Grant Date
On or after 3rd anniversary of Grant Date

Exhibit A

2003 EQUITY INCENTIVE PLAN

Please see attached.

Exhibit B

NOTICE OF EXERCISE OF INCENTIVE STOCK OPTION

TO:	FiberNet Telecom Group, Inc.

I hereby exercise my Incentive Stock Option to purchase                      shares (the “Shares”) of the common stock, $0.001 par value, of FiberNet Telecom Group, Inc. (the “Company”), at the Option Price of $             per share, pursuant to and subject to the terms of that certain Incentive Stock Option Agreement between the undersigned and the Company dated August 17, 2006.

I understand the nature of the investment I am making and the financial risks thereof. I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the Shares.

I am paying the Option Price for the Shares as follows:

Please issue the Shares (check one):

☐	to me; or

☐	to me and , as joint tenants with right of survivorship,

at the following address:

My mailing address for shareholder communications, if different from the address listed above, is:

Very truly yours,

Optionee (signature)

Print Name

Date

Social Security Number